UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 26, 2023

Jabil Inc.

(Exact name or registrant as specified in its charter)

Delaware	001-14063	38-1886260
(State or other Jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

10800 Roosevelt Boulevard North, St. Petersburg, Florida 33716

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (727) 577-9749

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(3))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, $0.001 par value per share	JBL	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

Jabil Inc. (the “Company” or “Jabil”) announced on September 26, 2023 that, through its indirect subsidiary, Jabil Circuit (Singapore) Pte. Ltd., a Singapore private limited company (“Seller”), it has agreed to sell to BYD Electronic (International) Co. Ltd., a Hong Kong limited liability company (“Purchaser” or “BYDE”), its product manufacturing business in Chengdu, including its supporting component manufacturing in Wuxi (the “Business”) for cash consideration of $2.2 billion, subject to certain customary purchase price adjustments. The sale is being made pursuant to a definitive agreement (the “Purchase Agreement”) for the sale and purchase of certain assets of the Seller and the shares of Juno Singapore Target Newco Pte. Ltd. (the “Target”). Following a pre-closing reorganization (the “Reorganization”), the Target will hold, indirectly or directly, the Business.

Pursuant to the Preliminary Acquisition Agreement, dated August 26, 2023, by and between Purchaser and Seller and the Purchase Agreement, Purchaser paid an aggregate deposit in the amount of $440 million, of which $132 million was paid to an escrow agent and $308 million was paid to the Company. Seller is entitled to retain the deposits in all circumstances, except in the event of a termination of the Purchase Agreement by Purchaser due to Seller’s breach of any warranty or failure to comply with any covenant applicable to it that would cause any closing condition of Purchaser to not be satisfied. Purchaser is entitled to repayment of $390 million of the deposit if on April 1, 2024 (i) the Reorganization has not been completed in all material respects, other than as a result of the failure to obtain regulatory approvals in the People’s Republic of China, and (ii) all other mutual conditions and conditions of Seller to closing have been satisfied.

The transaction is anticipated to close within the first two quarters of the Company’s current fiscal year 2024 (which is the period from September 1, 2023 through February 29, 2024). The closing of the transaction is subject to certain customary closing conditions set forth in the Purchase Agreement that include, among other things, receipt of regulatory approvals, accuracy of the warranties of the parties (subject to certain materiality standards set forth in the Purchase Agreement), completion of the Reorganization in all material respects, and material performance of certain respective obligations. The closing of the transaction is not conditioned on the receipt of financing.

The Purchase Agreement also contains customary warranties made by the parties, and customary pre-closing covenants, including (i) by Seller to operate the Business in the ordinary course consistent with past practice, subject to actions required or permitted by the Purchase Agreement and (ii) by the parties to use commercially reasonable endeavors to cause to be done all things necessary, proper or advisable to consummate the transactions set forth in the Purchase Agreement as promptly as practicable.

Seller’s liability for claims arising out of or related to the Purchase Agreement is limited to contract damages up to a cap of $110 million, with exceptions for certain tax matters which are subject to indemnification by Seller. The Purchase Agreement contains customary termination rights.

The parties have agreed to enter into a customary intellectual property license agreement and a customary transition services agreement.

In connection with the execution of the Purchase Agreement, Purchaser also entered into a loan agreement (the “Loan Agreement”) with BYD Company Limited (比亚迪股份有限公司), a joint stock company incorporated in the People’s Republic of China with limited liability, as lender (“Lender”), and Seller. Under the Loan Agreement, Lender, which is the indirect majority shareholder of Purchaser, has agreed to provide Purchaser with $2,150,000,000 of debt financing (or any other amount as agreed among Purchaser, Lender and Seller) (the “Facility”). The purchase price of the transaction will be financed using proceeds from the Facility. The commitment of Lender to fund the loan amounts under the Loan Agreement is subject only to the satisfaction or waiver of the conditions to closing under the Purchase Agreement. In the event that Lender does not fund such loan amount to Purchaser upon the closing of the transaction, Seller may demand Lender disburse such loan amount directly to Seller on the closing date.

This Current Report on Form 8-K contains forward-looking statements, including those with respect to the sale of the Business and the anticipated timing of the closing of the transaction. These statements are not historical facts, but instead represent only the Company’s current belief regarding future events, many of which, by their nature, are inherently uncertain and outside of the Company’s control. Actual results could differ materially from those reflected in this Current Report on Form 8-K for various reasons, including the failure of the parties to meet or waive closing conditions and failure to receive required regulatory approvals. The Company disclaims any obligation to update forward-looking statements except as required by law.

Item 7.01	Regulation FD Disclosure.

On September 26, 2023, the Company issued a press release announcing the execution of the Purchase Agreement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

The information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, is being furnished herewith and shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as expressly set forth by specific reference in such filing.

Note Regarding Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements, including those regarding the definitive agreement and the potential transaction with BYDE. The statements and other information in this Current Report are based on current expectations, forecasts and assumptions involving risks and uncertainties that could cause actual outcomes and results to differ materially from Jabil’s current expectations. Forward-looking statements could be affected by the following factors, among others, related to the potential transaction: the occurrence of any event, change or other circumstance that could give rise to the termination of the definitive agreement, or the failure to satisfy closing conditions and consummate the potential transaction; the ability of the Company or BYDE to obtain required regulatory approvals for the potential transaction and the timing and conditions for such approvals; the ability to obtain any approval required from the stockholders of BYDE or required consents of other third parties; disruption from the potential transaction, including potential adverse changes to relationships with customers, employees, suppliers or other parties resulting from the failure to consummate the potential transaction; potential proceedings relating to the potential transaction that could be instituted against Jabil; unexpected costs or unexpected liabilities that may arise from the potential transaction, whether or not consummated; the inability to retain key personnel; the impact of changes in economic, market, political or social conditions; and future regulatory or legislative actions that could adversely affect the parties.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is furnished herewith:

Exhibit No.	Description

99.1	Press Release dated September 26, 2023

104	Cover Page Interactive Data File - Embedded within the inline XBRL document

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JABIL INC.

By:	/s/ Susan Wagner-Fleming
Susan Wagner-Fleming
Vice President, Deputy General Counsel and Corporate Secretary

Date: September 27, 2023

4